UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2017 (October 23, 2017)

PHILLIPS EDISON GROCERY CENTER REIT I, INC.
(Exact name of registrant specified in its charter)

Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.
11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
o     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. Emerging growth company o
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o

Item 1.01 Entry into a Material Definitive Agreement.
Reference is made to the loan agreement entered into by the Company effective on October 23, 2017 which terms are detailed in Section 2.03 below and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 23, 2017, 14 subsidiaries (collectively, “Borrower”) of Phillips Edison Grocery Center Operating Partnership I, L.P. (“PECO I OP”), and The Guardian Life Insurance Company of America, entered into 14 separate ten-year secured mortgage loans totaling $195 million (the “Guardian Facility”). The Guardian Facility matures on November 1, 2027, and has a fixed interest rate of 3.52%. PECO I OP has the right to have the subsidiaries prepay in full, but not in part, the outstanding principal balance of the Guardian Facility at any time after November 30, 2020. The prepayment of the Guardian Facility, however, requires the payment of a prepayment premium equal to the greater of (i) 1.00% of the amount of principal outstanding, and (ii) the present value of all interest payable on the principal amount of the loan through the maturity date. The 14 loans are cross-defaulted and cross-collateralized through second liens on each of the properties. The Guardian Facility also requires PECO I OP to execute certain customary non-recourse carve-out guarantees and environmental indemnitees.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

Dated: October 27, 2017	By:	/s/ Devin I. Murphy
Devin I. Murphy, Chief Financial Officer